SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2021

VECTOR ACQUISITION CORPORATION II
(Exact name of registrant as specified in its charter)

Cayman Islands	001-39560	98-1575612
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Market Street Steuart Tower, 23rd Floor San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

(415) 293-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares	VAQC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 9, 2021, the Registration Statement on Form S-1 (File No. 333-253171) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Vector Acquisition Corporation II (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. The Company subsequently filed, on March 10, 2021, a Registration Statement on Form S-1 (File No. 333-254071) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which was effective immediately upon filing. On March 12, 2021, the Company consummated the IPO of 45,000,000 Class A ordinary shares, $0.0001 par value (the “Class A Ordinary Shares”) at an offering price of $10.00 per share, generating gross proceeds of $450,000,000. Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

●	an Underwriting Agreement, dated March 9, 2021, among the Company, Deutsche Bank Securities Inc. and BofA Securities, which contains customary representations and warranties and indemnification of the underwriters by the Company;

●	a Private Placement Shares Purchase Agreement, dated March 9, 2021 (the “Private Placement Shares Agreement”), between the Company and Vector Acquisition Partners II, L.P. (the “Sponsor”), pursuant to which the Sponsor purchased 1,100,000 Class A Ordinary Shares (the “Private Placement Shares”) at an offering price of $10.00 per share;

●	an Investment Management Trust Agreement, dated March 9, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Shares, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

●	a Registration and Shareholder Rights Agreement, dated March 9, 2021, among the Company, the Sponsor and certain equityholders of the Company, which provides for customary demand and piggy-back registration rights for the Sponsor, and customary piggy-back registration rights for such other equityholders, as well as certain transfer restrictions applicable to the Sponsor with respect to the Company’s securities, and, upon and following consummation of our initial business combination, the right of the Sponsor to nominate three individuals for election to the Company’s board of directors;

●	a Letter Agreement, dated March 9, 2021, among the Company, the Sponsor and each executive officer and director of the Company, pursuant to which the Sponsor and each executive officer and director of the Company has agreed to vote any Class A Ordinary Shares held by the Sponsor and such individuals in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 24 months; to certain transfer restrictions with respect to the Company’s securities; to certain indemnification obligations of the Sponsor; and the Company has agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of the Sponsor; and

●	an Administrative Services Agreement, dated March 9, 2021, between the Company and the Sponsor, pursuant to which the Sponsor has agreed to make available office space, secretarial and administrative services, as may be required by the Company from time to time, for $10,000 per month until the earlier of the Company’s initial business combination or liquidation.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 1.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Item 3.02.	Unregistered Sales of Equity Securities.

Simultaneous with the consummation of the IPO, pursuant to the Private Placement Shares Agreement, the Company consummated the private placement of 1,100,000 Private Placement Shares at a price of $10.00 per Private Placement Share, generating total proceeds of $11,000,000.

Item 5.03.	Amendments to Memorandum and Articles of Association.

On March 11, 2021 and in connection with the IPO, the Company adopted its Amended and Restated Memorandum and Articles of Association. The Amended and Restated Memorandum and Articles of Association is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated as of March 9, 2021, among the Company, Deutsche Bank Securities Inc. and BofA Securities.

3.1	Amended and Restated Memorandum and Articles of Association

10.1	Private Placement Shares Purchase Agreement, dated as of March 9, 2021, between the Company and the Sponsor

10.2	Investment Management Trust Account Agreement, dated as of March 9, 2021, between Continental Stock Transfer & Trust Company and the Company

10.3	Registration and Shareholder Rights Agreement, dated as of March 9, 2021, among the Company, the Sponsor and certain other equityholders named therein

10.4	Letter Agreement, dated as of March 9, 2021, among the Company, the Sponsor and the Company’s officers and directors

10.5	Administrative Services Agreement, dated as of March 9, 2021, between the Company and the Sponsor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2021	VECTOR ACQUISITION CORPORATION II

	By:	/s/ David Baylor
	Name:	David Baylor
	Title:	Chief Financial Officer

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